Sub Item 77C

 Loomis Sayles High Income Fund

Shareholder Meeting (Unaudited).  At a special shareholders
 meeting held on August 28, 2003, shareholders of the CDC
Nvest High Income Fund (the predecessor of Loomis Sayles High
 Income Fund) voted for the following proposals:

1. To approve a new advisory agreement between Loomis, Sayles & Company, L.P. and CDC Nvest Funds Trust II, on
behalf of the CDC Nvest High Income Fund.

Voted For
Voted Against
Abstained Votes
Broker Non-Votes
Total Votes
9,347,768.851
136,950.838
366,192.132
0.0000
9,850,911.821 2.c.  To approve and Agreement and Plan of
 Reorganization for adoption by CDC Nvest High Income Fund, pursuant to which such Fund would reorganize as Loomis S ayles High Income Fund, a series of Loomis Sayles Funds II.

Voted For
Voted Against
Abstained Votes
Broker Non-Votes
Total Votes
5,786,401.893
152,668.978
382,284.950
3,592,56.000
9,850,911.821

Loomis Sayles Limited Term U.S. Government Fund

Shareholder Meeting (Unaudited). At a special shareholders meeting held on August 28, 2003, shareholders of the CDC Nvest
Limited Term U.S. Government Fund (the predecessor of Loomis
Sayles Limited Term U.S. Government Fund) voted for the following proposals:

1.  To approve a new advisory agreement between Loomis, Sayles
& Company, L.P. and CDC Nvest Funds Trust II, on behalf of the
 CDC Nvest Limited Term U.S. Government Fund.

Voted For
Voted Against
Abstained Votes
Broker Non-Votes
Total Votes
9,718,838.524
163,166.700
416,336.819
0.0000
10,298,342.043 2.d. To approve and Agreement and Plan of Reorganization for adoption by CDC Nvest Limited Term U.S. Government Fund, pursuant to which such Fund would reorganize as Loomis Sayles High Income Fund, a series of Loomis Sayles Funds II.

Voted For
Voted Against
Abstained Votes
Broker Non-Votes
Total Votes
7,385,982.070
157,458.785
473,844.188
2,281,057.000
10,298,342.043

Loomis Sayles Strategic Income Fund

Shareholder Meeting (Unaudited). At a special shareholders meeting held on August 28, 2003, shareholders of the CDC Nvest
 Strategic Income Fund (the predecessor of Loomis Sayles Strategic Income Fund) voted for the following proposals:

1.  To approve a new advisory agreement between Loomis, Sayles
 & Company, L.P. and CDC Nvest Funds Trust I, on behalf of the
 CDC Nvest Strategic Income Fund.

Voted For
Voted Against
Abstained Votes
Broker Non-Votes
Total Votes
20,099,903.719
340,434.300
665,328.563
0.0000
21,101,666.582 2.b.  To approve and Agreement and Plan of
Reorganization for adoption by CDC Nvest Strategic Income
Fund, pursuant to which such Fund would reorganize as Loomis
 Sayles Strategic Income Fund, a series of Loomis Sayles Funds II.

Voted For
Voted Against
Abstained Votes
Broker Non-Votes
Total Votes
11,780,023.949
347,947.844
735,964.789
8,241,730.000
21,105,666.582